UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐
 Confidential, for Use of the Commission Only
 (as permitted by Rule
14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to
§240.14a-12
Strategic Storage Trust VI, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules
14a-6(i)(1)
and
0-11.

STRATEGIC STORAGE TRUST VI, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, June 25, 2025 at 9:00 a.m. (PDT)

To the Stockholders of Strategic Storage Trust VI, Inc.:

We invite you to attend the annual meeting of stockholders of Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”). As this meeting will be held virtually, you will be able to attend the annual meeting and vote and submit your questions during the annual meeting via live webcast by visiting meetnow.global/MNWN4VL. At the annual meeting, stockholders will be asked to consider and vote upon:

1.	the election of three directors, each to serve until the 2026 annual meeting of stockholders and until his successor is duly elected and qualifies;

2.	the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025; and

3.	the transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors has fixed the close of business on March 31, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. Only record holders of common stock, consisting of Class A shares, Class T shares, Class W shares, Class Y shares, Class Z shares, or Class P shares, at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Nicholas M. Look, our Secretary, via mail at 10 Terrace Road, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend the live webcast or not, it is important that your shares be voted on matters that come before the annual meeting. Our shares are widely held, so every stockholder’s vote is important to us. To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxy-direct.com; or (3) by telephone at (800) 337-3503. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting and are encouraged to attend the live webcast. Whether or not you plan to attend the live webcast, please authorize a proxy to vote your shares using one of the three prescribed methods. Your vote is very important.

By Order of the Board of Directors,

/s/ Nicholas M. Look
Nicholas M. Look
Secretary

Ladera Ranch, California

April 15, 2025

STRATEGIC STORAGE TRUST VI, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), for use at the annual meeting of our stockholders and at any postponement or adjournment thereof. References in this proxy statement to “we,” “us,” “our,” or like terms also refer to the Company. The mailing address of our principal executive offices is 10 Terrace Road, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 15, 2025. Our 2024 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:

Our 2025 annual meeting of stockholders will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to attend the meeting online only if you were a stockholder of the Company as of the close of business on the Record Date (defined below), or if you hold a valid proxy for the meeting. No physical meeting will be held.

You will be able to attend the meeting online and submit your questions during the meeting by visiting meetnow.global/MNWN4VL. You also will be able to vote your shares online by attending the meeting by webcast. To participate in the meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box.

The online meeting will begin promptly on June 25, 2025 at 9:00 a.m. (PDT). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the access instructions as outlined in this proxy statement.

Q:	What if I have trouble accessing the annual meeting virtually?

A:

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to consider and vote upon:

•	the election of three directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify;

•	the ratification of the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2025.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:

Stockholders of record, consisting of holders of Class A shares, Class T shares, Class W shares, Class Y shares, Class Z shares, and Class P shares of our common stock, as of the close of business on March 31, 2025 (the “Record Date”), are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the close of business on the Record Date, we had approximately 26.0 million shares of common stock issued, outstanding, and eligible to vote.

Q:	How many votes do I have?

A:

Each outstanding Class A share, Class T share, Class W share, Class Y share, Class Z share, and Class P share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:

If you were a stockholder of record at the close of business on the Record Date, you may vote in person via webcast at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating, and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxy-direct.com; or

•	via telephone at (800) 337-3503.

Regardless of whether you plan to virtually attend the annual meeting, we encourage you to authorize a proxy to vote your shares in accordance with one of the methods described above. Our shares are widely held, so every stockholder’s vote is important to us. If you authorize a proxy to vote your shares, you may still attend the annual meeting and vote in person via webcast. If you do so, any previous votes that you submitted, whether by mail, the Internet, or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:

Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors and (2) the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2025.

If other matters requiring the vote of our stockholders come before the meeting, the persons named in the proxy card will vote the proxies held by them in their discretion.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	“FOR” each of the nominees to our board of directors; and

•	“FOR” the ratification of BDO as our independent registered public accounting firm for the year ending December 31, 2025.

Q:	How can I change my vote or revoke my proxy?

A:

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet, or telephone), by attending the annual meeting and voting in person via webcast, or by written notice addressed to: Strategic Storage Trust VI, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:

Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person via webcast or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the election of our directors.

Ratification of Appointment of Independent Accounting Firm. The appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2025 is ratified by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Q:	What constitutes a “quorum”?

A:

The presence at the annual meeting, in person via webcast or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. There must be a quorum for the meeting to be held. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:

We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Computershare to assist us in connection with the solicitation of proxies for the annual meeting. Computershare will be paid fees of approximately $45,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person via webcast, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $16,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:

The U.S. Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, that allows us to send a single annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Storage Trust VI, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:

In order for a stockholder proposal to be properly submitted for presentation at our 2026 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 16, 2025 and ending December 16, 2025. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 16, 2025. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified, or express mail to: Strategic Storage Trust VI, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who do I call if I have questions about the meeting?

A:

We have retained Computershare to assist with the proxy process. If you have any questions related to the annual meeting (including the virtual format) or voting your proxy, you can call Computershare and talk to a live proxy representative toll free at (855) 632-3044 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chief Executive Officer, President, and Chairman of our board of directors, and two independent directors, Stephen G. Muzzy and Alexander S. Vellandi, each of whom has been nominated by our board of directors for re-election to serve until our 2026 annual meeting of stockholders and until his successor is elected and qualifies. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, as well as our Chief Executive Officer and President. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, at this time, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors, and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.

Meetings of our Board of Directors

During 2024, our board of directors held five meetings. Each of the directors attended at least 75% of the meetings of the board of directors and committees on which he served.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Muzzy and Vellandi both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.
Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.
Risk Management Role
As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day
risk management, including our Chief Financial Officer and Treasurer. The board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, cybersecurity, and capital flow.
Our board of directors delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee receives quarterly reports from management on our cybersecurity risks. In addition, management updates the Audit Committee as necessary regarding any significant cybersecurity incidents.
Code of Ethics
Our board of directors adopted a Code of Ethics and Business Conduct on June 16, 2022 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our employees. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available at
https://strategicreit.com/products/sst6/information
.
We do not have a hedging policy for our officers, employees and directors at this time.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees, agents, and representatives that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations.
Audit Committee
General
Our board of directors has an audit committee (the “Audit Committee”), which assists our board of directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the audit committee, board of directors, outside auditors and management. Our board of directors ratified the Audit Committee’s adoption of its charter on February 26, 2021 (as amended, the “Audit Committee Charter”). A copy of our Audit Committee Charter is available at
https://strategicreit.com/products/sst6/information
. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules, and regulations.

The members of the Audit Committee are our two independent directors, Stephen G. Muzzy and Alexander S. Vellandi, with Mr. Muzzy currently serving as Chairman of the Audit Committee. Our board of directors has determined that Mr. Muzzy satisfies the requirements for an “audit committee financial expert” and has designated Mr. Muzzy as the audit committee financial expert in accordance with applicable SEC rules. The Audit Committee was formed on February 26, 2021 and held five meetings during 2024.

Relationship with Principal Auditor

Overview

On the recommendation of the Audit Committee, our board of directors has appointed BDO as our independent registered public accounting firm (“independent auditor”), for the year ending December 31, 2025. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee reserves the right to select a new independent auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of BDO are expected to be present via webcast at the annual meeting and will have an opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from our stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by BDO for the years ended December 31, 2024, and 2023 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. The aggregate fees for professional accounting services provided by BDO, including the audit of our annual financial statements for the years ended December 31, 2024, and 2023, are set forth in the table below:

	BDO USA, P.C. for the Year Ended December 31, 2024	BDO USA, P.C. for the Year Ended December 31, 2023
Audit Fees	$402,356	$457,704
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$402,356	$457,704

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process, and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee was created on February 26, 2021 and is composed of our two independent directors. The Audit Committee met five times during the year ended December 31, 2024. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial reporting and such other matters as are required to be discussed with the Audit Committee by the SEC and under PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Stephen G. Muzzy (Chairman)

Alexander S. Vellandi

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on February 26, 2021 (as amended, the “Nominating and Corporate Governance Committee Charter”). A copy of our Nominating and Corporate Governance Committee Charter is available at https://strategicreit.com/products/sst6/information. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations, and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving Strategic Storage Advisor VI, LLC, (our “Advisor”) or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules, and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Stephen G. Muzzy and Alexander S. Vellandi, with Mr. Vellandi serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed on February 26, 2021 and held three meetings during 2024.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors are individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.

Our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 15-18, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his real estate investment and management experience, Stephen G. Muzzy’s varied background in numerous real estate, banking and financial positions, and Alexander S. Vellandi’s more than 25 years of experience in commercial real estate and finance, in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Muzzy and Vellandi relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were previously adopted by our full board of directors on February 26, 2021.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal, or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

•	an advisory agreement (as amended, the “Advisory Agreement”) with our Advisor;

•	property management agreements (the “Property Management Agreements”) with our property manager, Strategic Storage Property Management VI, LLC (“Property Manager”);

•

a joint venture whereby an affiliate of SmartStop REIT Advisors, LLC (our “Sponsor”), receives substantially all of the revenues relating to tenant insurance plans, protection plans or similar programs offered at our facilities;

•	certain loans entered into with SmartStop OP, L.P., an affiliate of our Sponsor (“SmartStop OP”);

•
a sponsor funding agreement by an affiliate of our Sponsor (the “Sponsor Funding Agreement”) and related Amendment No. 3 to our Second Amended and Restated Limited Partnership Agreement relating to the issuance of Series C Subordinated Convertible Units (“Series C Units”) to SmartStop OP;

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.
Compensation Committee
General
We established a Compensation Committee on February 26, 2021. The primary focus of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of directors; (2) recommending to our board of directors compensation for all non-employee
directors, including board of directors and committee retainers, meeting fees, and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor, and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules, and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules. The Compensation Committee was formed on February 26, 2021 and held two meetings during 2024.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2024, decisions regarding director compensation were made by our board of directors, which consisted of H. Michael Schwartz, our Chairman and Chief Executive Officer, and our two independent directors, Messrs. Muzzy and Vellandi. The current members of our Compensation Committee are Messrs. Muzzy and Vellandi, with Mr. Vellandi serving as Chairman of the Compensation Committee. No member of the Compensation Committee served as an officer or employee of us or any of our affiliates during 2024, and none had any relationship requiring disclosure by us under Item 404 of Regulation
S-K
under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2024.
Executive Compensation
We do not directly compensate our executive officers for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and the Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation to our executive officers and approve all equity-based awards to our executive officers.
A majority of our executive officers are also officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse certain expenses pursuant to our

Advisory Agreement. For the year ended December 31, 2024, these reimbursements to our Advisor include reimbursements of a portion of the salaries of our Named Executive Officers (as such term is defined under Item 402 of Regulation
S-K)
totaling approximately $162,000. Of this amount, $152,000 was attributed to H. Michael Schwartz, $2,000 was attributed to Matt F. Lopez, and $8,000 was attributed to Nicholas M. Look. At the present time, we intend to continue these reimbursements for time our Named Executive Officers spend on certain matters connected to us. In addition, we reimbursed an affiliate of our Sponsor $245, which is the amount of premiums paid on a life insurance policy our Sponsor has purchased for the benefit of H. Michael Schwartz’s beneficiaries. See “—Director Compensation for the Year Ended December 31, 2024—Director Life Insurance Policies,” below.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Executive Compensation” discussion with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the “Executive Compensation” discussion set forth above be included in this proxy statement. The Company is not subject to the requirements of Item 402(b) of Regulation
S-K,
and accordingly, no “Compensation Discussion and Analysis” has been included herein.
Alexander S. Vellandi (Chairman)
Stephen G. Muzzy
The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Director Compensation for the Year Ended December 31, 2024
Summary
The following table provides a summary of the compensation earned by or paid to our directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (2)	Total
H. Michael Schwartz	$—	$—	$—	$—	$—	$245	$245
Stephen G. Muzzy	$71,500	$16,141	$—	$—	$—	$491	$88,132
Alexander S. Vellandi	$68,500	$16,141	$—	$—	$—	$982	$85,623

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Represents payment of life insurance premiums, as discussed below.
The Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer, and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director
officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees, other than with respect to premiums paid on life insurance policies. See “—Director Life Insurance Policies,” below. Each non-employee
independent director received compensation for services on our board of directors and its committees as provided below.
Cash Compensation to Directors
We pay each of our independent directors a retainer of $50,000 per year plus $1,500 for each board of directors or committee meeting the independent director attended in person ($2,500 for attendance by the chairperson of the Audit Committee at each meeting of the Audit Committee and $2,000 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,500 for each regularly scheduled meeting the independent director attended by telephone ($250 for special board meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $3,500 per day ($4,000 for the chairperson of the Audit Committee if there was a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for issuance under our Employee and Director Long-Term Incentive Plan (described below), including restricted stock and stock options that may be granted to our independent directors. For the year ended December 31, 2024, the directors earned an aggregate of $174,000.
All directors will receive reimbursement of reasonable
out-of-pocket
expenses incurred in connection with attendance at meetings of our board of directors.
Employee and Director Long-Term Incentive Plan Awards
Pursuant to the Plan, we issued 2,500 shares of restricted stock to each independent director upon their initial appointment, which vest ratably over a period of four years from the date such initial award was awarded to the independent directors (the “Initial Restricted Stock Awards”). We also issue additional awards of 2,500 shares of restricted stock to each independent director upon each of their re-elections
to our board of directors, which vest ratably over a period of four years from the date of re-election
(the “Annual Restricted Stock Awards”). Messrs. Muzzy and Vellandi have each received a total of 8,750 shares of restricted stock, of which 3,125 shares had vested as of December 31, 2024. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.
The Plan was approved and adopted in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.
The total number of shares of our Class A common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of common stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2024, there were approximately 2.3 million shares available for issuance under the Plan. The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger, or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event our board of directors or Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
We do not schedule equity award grants in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity grant dates.
Director Life Insurance Policies
Our Sponsor has purchased life insurance policies covering each of the members of our board of directors for the benefit of such director’s beneficiaries. For the year ended December 31, 2024, we reimbursed our Sponsor for the total premiums paid on such life insurance policies, which was $1,718. Of this amount, $245 was attributed to the policy covering H. Michael Schwartz, $491 was attributed to the policy covering Stephen G. Muzzy and $982 was attributed to the policy covering Alexander S. Vellandi. At the present time, we intend to continue maintaining these life insurance policies for our directors.
Executive Officers and Directors
Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election
at the 2025 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	58	Chairman of the Board of Directors, Chief Executive Officer and President	10/2020 – present
Matt F. Lopez	47	Chief Financial Officer and Treasurer	10/2020 – present
Wayne Johnson	67	Chief Investment Officer	10/2020 – present
Nicholas M. Look	42	Secretary	10/2020 – present
Bliss Edwards	43	Executive Vice President – Canada	2/2021 – present
Stephen G. Muzzy	57	Independent Director	2/2021 – present
Alexander S. Vellandi	54	Independent Director	2/2021 – present
H. Michael Schwartz.
Mr. Schwartz is the Chairman of our board of directors, our Chief Executive Officer, and our President. Mr. Schwartz has been an officer and director since our initial formation. Mr. Schwartz is also the Chief Executive Officer of each of: (i) Strategic Asset Management I, LLC (“SAM”), (ii) SmartStop Self Storage REIT, Inc. (“SmartStop”), the parent entity of our Sponsor, and (iii) our Sponsor, our Advisor, and our Property Manager. In addition, he is the Chairman of the board of directors of SmartStop. He also serves as Chief Executive Officer, President, and Chairman of the board of directors of SSGT III, a private company sponsored by our Sponsor, as well as its related advisor and property manager entities, and as Chairman, Chief Executive Officer and President of Strategic Storage Trust X (“SST X”), a private non-traded
REIT sponsored by an affiliate of our Sponsor. In addition, Mr. Schwartz serves as Chairman of the Board of Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a public non-traded
student and senior housing REIT sponsored by SAM. Previously, Mr. Schwartz served as Chief Executive Officer and Chairman of the board of directors of each of Strategic Storage Growth Trust, Inc. (“SSGT”), Strategic Storage Trust IV, Inc. (“SST IV”), each a public non-traded
self storage REIT, as well as Strategic Storage Growth Trust II, Inc., a private self storage REIT (“SSGT II”). SmartStop acquired each of SSGT, SST IV, and SSGT II by way of a merger into its subsidiaries on January 24, 2019, March 17, 2021, and June 1, 2022, respectively. Mr. Schwartz also served as Chief Executive

Officer, President, and Chairman of the board of directors of SmartStop Self Storage, Inc. from August 2007 until the merger of SmartStop Self Storage, Inc. with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer and President of Strategic Storage Holdings, LLC (“SSH”). Prior to this time, Mr. Schwartz held various roles in the real estate and financial services industry, which includes more than 30 years of real estate, securities and corporate financial management experience. Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

We believe Mr. Schwartz’s active participation in the management of our operations and his experience in the self storage industry supports his appointment to our Board.

Matt F. Lopez. Mr. Lopez is our Chief Financial Officer and Treasurer, positions he has held since our formation. Mr. Lopez serves as Chief Financial Officer and Treasurer for SSGT III and SST X, positions he has held since February 2022 and October 2024, respectively. Mr. Lopez also serves as Chief Financial Officer and Treasurer of SSSHT, positions he has held since December 2020, and as Secretary of SSSHT, a position he has held since March 2022. He also served as Chief Financial Officer and Treasurer for SST IV and SSGT II, positions he held from July 2019 until their respective mergers with SmartStop on March 17, 2021 and June 1, 2022, respectively. From January 2017 until June 2019, he served as Chief Financial Officer and Treasurer of SmartStop. Previously, from October 2015 to January 2017, Mr. Lopez served as a Controller for SAM and, in such capacity, was assigned to the accounting, financial management, and SEC and regulatory reporting of SmartStop. He also served as a Controller of SmartStop Self Storage, Inc. from November 2014 until its merger with Extra Space in October 2015. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014. In his 14 years in public accounting, Mr. Lopez had extensive experience in the real estate industry working with REITs, real estate investment funds, homebuilders and land development companies. He is a Certified Public Accountant, licensed in California, and a member of the American Institute of Certified Public Accountants. Mr. Lopez holds a B.A. degree from the University of California, Los Angeles.

Wayne Johnson. Mr. Johnson has been our Chief Investment Officer since our formation. Mr. Johnson also serves as Chief Investment Officer of SST X and as President and Chief Investment Officer of each of: (i) SmartStop and (ii) our Advisor, our Property Manager, and our Sponsor. He has served as Chief Investment Officer of SSGT III since its formation and as President and Chief Investment Officer of its related advisor and property manager entities. Mr. Johnson also served in various roles at SSGT, SST IV, and SSGT II, including most recently as Chief Investment Officer until their respective mergers with SmartStop on January 24, 2019, March 17, 2021, and June 1, 2022, respectively. Mr. Johnson previously served as Chief Investment Officer of SAM from October 2015 until June 2019, and as Senior Vice President of SAM from January 2013 until January 2016. Mr. Johnson also served as Senior Vice President—Acquisitions for SmartStop Self Storage from August 2007 until January 2015 when he was appointed Chief Investment Officer, and served in that role until the merger of SmartStop Self Storage with Extra Space in October 2015. Mr. Johnson also served as Senior Vice President—Acquisitions for SCH beginning in June 2006; as Senior Vice President—Acquisitions for SSGT from March 2013 until August 2015 when he was appointed Chief Investment Officer, a position he held until January 2019; and as Senior Vice President—Acquisitions for SmartStop from January 2013 until June 2015 when he was appointed Chief Investment Officer. Prior to joining SCH, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail, and self storage facilities. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self-storage developers, owners, and management groups. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Nicholas M. Look. Mr. Look is our Secretary, a position he has held since our formation. Mr. Look also serves as General Counsel and Secretary of each of: (i) SmartStop and (ii) our Sponsor, our Advisor, and our Property Manager. Mr. Look also serves as the Secretary of SSGT III and SST X, as well as the General Counsel and Secretary of the advisor and property manager entity for SSGT III. In addition, Mr. Look served as the Secretary of each of SST IV and SSGT II, positions he held until their respective mergers with SmartStop on March 17, 2021 and June 1, 2022, respectively. Mr. Look was previously Senior Corporate Counsel of SAM, a position he held from June 2017 until June 2019. From September 2017 to June 2019, Mr. Look served as Assistant Secretary of SSSHT. Prior to that, Mr. Look worked with the law firms of K&L Gates LLP, from April 2014 to June 2017, and Latham & Watkins LLP, from October 2010 to April 2014, where he served as corporate counsel to a variety of public and private companies, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions and general corporate governance and compliance. Mr. Look holds a B.S. in Computer Science from the University of California, Irvine and a J.D. from the Pepperdine University School of Law. He is a member of the State Bar of California.

Bliss Edwards. Ms. Edwards is our Executive Vice President—Canada, a position she has held since February 2021. She also serves as Executive Vice President—Canada for SSGT III and SST X. Ms. Edwards joined SmartStop as Managing Director—Canada in May 2019, and was promoted to Executive Vice President—Canada in January 2021, where she oversees all areas of Canadian property acquisitions and development. From October 2015 to March 2019, Ms. Edwards served as Senior Director of Development for Dymon Storage, a Canadian storage company. Prior to that, Ms. Edwards spent 10 years in land use planning approvals with various public and private organizations. Ms. Edwards holds an Honors Bachelor of Environmental Studies in Planning from the University of Waterloo and is a Registered Professional Planner.

Stephen G. Muzzy. Mr. Muzzy is one of our independent directors and is the chairman of our Audit Committee, as well as a member of each of our Nominating and Corporate Governance Committee and Compensation Committee. Mr. Muzzy is also an independent director of SSSHT and an independent trustee of SST X. Mr. Muzzy was also an independent director of SSGT until that company merged with and into a wholly-owned subsidiary of SmartStop in January 2019, and he was previously an independent director of SST IV. He has 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties. Mr. Muzzy is currently a Partner at MF Partners, an investment partnership focusing on commercial real estate, including multi-family industrial and retail, a position he has held since October 2012. Prior to MF Partners, Mr. Muzzy was a Senior Vice President at OneWest Bank from March 2012 to May 2014. Prior to OneWest Bank, Mr. Muzzy was a Senior Vice President and Senior Banker with JPMorgan Chase’s middle market banking group from January 2011 through March 2012, and a Vice President and Senior Relationship Manager with Wells Fargo’s commercial banking group from August 2007 through January 2011. From February 2006 through August 2007, Mr. Muzzy was a Vice President at Commerce National Bank. Mr. Muzzy began his banking career in 1994 with Wells Fargo, where he held various positions, including Vice President, Business Development Officer, Relationship Manager, and Store Manager. He is an active member of the community and currently serves as a director at the Hoag Hospital Foundation. Mr. Muzzy graduated with a B.A. in Social Ecology from the University of California, Irvine, and has an MBA from Pepperdine University.

We believe Mr. Muzzy’s varied background in numerous real estate, banking and financial positions supports his appointment to our Board.

Alexander S. Vellandi. Mr. Vellandi is one of our independent directors and is the chairman of each of our Nominating and Corporate Governance Committee and our Compensation Committee, as well as a member of our Audit Committee. Mr. Vellandi was also an independent director of SST IV until that company merged with and into a wholly-owned subsidiary of SmartStop in March 2021. He has over 25 years of experience in commercial real estate and finance. Mr. Vellandi is currently Director, In-House Legal Counsel at Ready Capital Corporation, a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans, where he handles litigation and transactional legal matters regarding asset management and lending, a position he has held since July 2023. Since 2002, he has also owned a residential real estate brokerage firm, Orange County Property Company. Prior to Ready Capital, he served as General Counsel of Money360, Inc., a commercial real estate lender, responsible for all legal aspects of its corporate and business operations, a position he held from March 2016 until June 2023. Since 2002, he has also owned a residential real estate brokerage firm, Orange County Property Company. Prior to Money360, Inc., Mr. Vellandi was in-house legal counsel to Sabal Financial Group, LP. from November 2011 through March 2016. Mr. Vellandi was a sole practitioner from 2004 to 2011 and was Associate General Counsel of Triple Net Properties, LLC from 2003 to 2004. He has also served as an attorney with two law firms in California, Allen, Matkins, Leck, Gamble & Mallory LLP from 2000 to 2002, which is a California- based law firm specializing in real estate, litigation, labor, tax and business law, and Sheppard, Mullin, Richter & Hampton LLP from 1998 to 2000, which is a global 100 firm handling corporate and technology matters, litigation and financial transactions. In private practice, he has represented large corporations, developers, landlords, tenants, real property purchasers, borrowers and secured lenders on a wide range of real estate related transactions in various states. Mr. Vellandi graduated with his Bachelor of Arts from the University of California at Irvine and his Juris Doctorate from UCLA School of Law. Prior to entering law school, he served as an appointee of former California Governor Pete Wilson from 1995 through 1996. He is a member of the State Bar of California, is a licensed real estate broker and serves in a leadership capacity for various charities and professional organizations.

We believe Mr. Vellandi’s more than 25 years of experience in commercial real estate and finance supports his appointment to our Board.

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 31, 2025, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. There were a total of approximately 26.0 million shares of common stock issued and outstanding as of March 31, 2025.

	Common Stock Beneficially Owned(1)
Name and Address(2) of Beneficial Owner	Number of Shares		Percentage
Directors and Executive Officers
H. Michael Schwartz, Chairman of the Board of Directors, Chief Executive Officer and President	659.34	(3)	*
Matt F. Lopez, Chief Financial Officer and Treasurer	—		—
Wayne Johnson, Chief Investment Officer	—		—
Nicholas M. Look, Secretary	—		—
Bliss Edwards, Executive Vice President – Canada	—		—
Stephen G. Muzzy, Independent Director	3,471.10		*
Alexander S. Vellandi, Independent Director	3,471.10		*

All directors and executive officers as a group	7,601.54		*

*	Represents less than 1% of our outstanding common stock as of March 31, 2025.
(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2025. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The address of each of the beneficial owners is 10 Terrace Road, Ladera Ranch, California 92694.
(3)

Represents (i) 109.89 Class A shares owned by Strategic Storage Advisor VI, LLC, which is indirectly owned and controlled by Mr. Schwartz, and (ii) 549.45 Class P units in our Operating Partnership, which may be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and/or are officers of our Sponsor, our Advisor, Strategic Storage Property Management VI, LLC (our “Property Manager”), our Former Transfer Agent (as defined below), and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Property Manager.

We are or have been a party to agreements giving rise to material transactions between us and our affiliates, including, but not limited to our Advisory Agreement, our Property Management Agreements, and our Former Transfer Agent Agreement (as defined below). Our independent directors reviewed the material transactions between us and our affiliates arising out of these agreements during the year ended December 31, 2023. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

SmartStop REIT Advisors, LLC, our Sponsor, is the sole voting member of our Advisor, Strategic Storage Advisor VI, LLC. Certain of our executives, including Messrs. Schwartz, Johnson, and Look, serve as officers of our Advisor and our Sponsor.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition, and management of our properties pursuant to our Advisory Agreement. Prior to the commencement of our public offering on March 17, 2022 (our “Public Offering”), we and our Advisor were party to an advisory agreement, which was entered into in connection with the commencement of our Private Offering (the “Private Offering Advisory Agreement”). In connection with the commencement of our Public Offering, we amended and restated the Private Offering Advisory Agreement, resulting in our current Advisory Agreement.

The term of our Advisory Agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve our Advisory Agreement annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate our Advisory Agreement without cause or penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination of our Advisory Agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our Advisor, our Operating Partnership will be required to make substantial distributions in the form of a distribution due upon termination.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our board of directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing our financial policies;

•

preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•

investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Our Advisor committed to an identical undertaking under the Private Offering Advisory Agreement and performed the same duties as the foregoing in its performance of that undertaking.

Organization and offering costs of the Public Offering are paid by our Advisor on our behalf and are reimbursed to our Advisor from the proceeds of the Public Offering; provided, however, our Advisor will fund, and will not be reimbursed for, 1% of the gross offering proceeds from the sale of Class W shares in our Public Offering towards payment of organization and offering expenses; and organization and offering costs of the Private Offering were paid by our Advisor on our behalf and are reimbursed to our Advisor from the proceeds of the Private Offering. Organization and offering costs consist of all expenses (other than sales commissions and dealer manager fees and, in the case of the Public Offering, stockholder servicing fees and dealer manager servicing fees) paid by us in connection with the Public Offering or the Private Offering, as applicable, including our legal, accounting, printing, mailing and filing fees, and other accountable offering expenses, including, but not limited to: (i) costs and expenses of conducting educational conferences and seminars; (ii) costs and expenses of attending broker-dealer sponsored conferences; (iii) amounts to reimburse our Advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our Advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our Named Executive Officers and various other accounting and finance employees and administrative overhead allocated to these employees; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisory Agreement requires our Advisor to reimburse us to the extent that organization and offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Public Offering.

Pursuant to our Advisory Agreement, in connection with the selection and acquisition of properties, our Advisor is entitled to an acquisition fee equal to 1% of (i) the contract purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, plus amounts incurred for development, construction or other capital improvements; or (ii) when we purchase a portion of a real estate asset, whether through another entity or as a co-owner of the real estate asset, our pro rata share of the gross asset value of the real estate asset, including any debt attributable to our portion of the real estate asset, plus our allocable portion of amounts incurred for development, construction or other capital improvements. Our Advisor receives a monthly asset management fee equal to one-twelfth of 0.75% of our aggregate asset value, as defined in our Advisory Agreement. Our Advisor will also be reimbursed for acquisition expenses incurred in the process of acquiring our properties. Our Advisor was entitled to the same acquisition and asset management fees and reimbursement for acquisition expenses pursuant to the Private Offering Advisory Agreement. Additionally, pursuant to our Advisory Agreement, for properties that we do not wholly-own (directly or indirectly), such as properties owned through a joint venture, our Advisor or its affiliate will be entitled to receive from such joint venture or other such co-ownership entity a market-based development fee, some or all of which may be re-allowed to a third party developer. Our Advisor was not entitled to a development fee pursuant to the Private Offering Advisory Agreement.

Pursuant to our Advisory Agreement, our Advisor may be entitled to disposition fees generally equal to the lesser of (a) 1% of the Contract Sales Price or (b) 50% of the Competitive Real Estate Commission (as defined in the Advisory Agreement, as amended). Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) terminate our Advisory Agreement, (3) liquidate our portfolio, or (4) enter into an Extraordinary Transaction, as defined in the operating partnership agreement. There were no such distributions for the year ended December 31, 2024.

Our Advisory Agreement provides, and the Private Offering Advisory Agreement provided, for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Pursuant to our Advisory Agreement, beginning four fiscal quarters after the commencement of our Public Offering, our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses, as defined therein, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined therein, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceeds the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Property Management Agreements

Our Sponsor is the sole member of Strategic Storage Property Management VI, LLC, our Property Manager. Certain of our executive officers serve as officers of our Property Manager, which manages our self storage properties pursuant to separate property management agreements for each property.

Pursuant to our property management agreements, our Property Manager receives: (i) a one-time fee of $3,750 for each property acquired by us that is managed by our Property Manager, (ii) a monthly management fee for the property equal to the greater of $3,000 or 6% of the gross revenues from the property plus reimbursement of the Property Manager’s costs of managing the property, and (iii) a construction management fee equal to 5% of the cost of construction or capital improvement work in excess of $10,000. In addition, our

Property Manager or its affiliate has the exclusive right to offer Tenant Programs (as defined below) and is entitled to substantially all of the benefits of the sale of such Tenant Programs. See “—Tenant Programs Joint Venture,” below. Each property management agreement has a three-year term and automatically renews for successive three-year periods thereafter, unless we or our Property Manager provide prior written notice at least 90 days prior to the expiration of the term. After the end of the initial three-year term, either party may terminate the property management agreement generally upon 60 days prior written notice. With respect to each new property we acquire for which we enter into a property management agreement with our Property Manager, such property management agreement will have substantially the same terms as described above.

Former Transfer Agent Agreement

Our Chief Executive Officer is also the chief executive officer and indirect owner of the parent company of our former transfer agent, Strategic Transfer Agent Services, LLC (our “Former Transfer Agent”). Pursuant to a transfer agent agreement approved by our independent directors (our “Former Transfer Agent Agreement”), our Former Transfer Agent provided transfer agent and registrar services to us. The services our Former Transfer Agent provided us were substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent. In connection with the transfer to SS&C GIDS, Inc. as our new transfer agent, we terminated the Former Transfer Agent Agreement effective as of September 18, 2023. In lieu of a termination fee and in recognition of the additional costs and expenses incurred by our Former Transfer Agent in connection with this transition, we paid our Former Transfer Agent a transition fee of $150,000.

Tenant Programs Joint Venture

We offer tenant protection plans, insurance plans, or similar programs (“Tenant Programs”) whereby tenants of our self storage facilities can purchase protection to cover damage or destruction to their property while stored at our facilities. Our Property Manager or an affiliate is entitled to substantially all of the net revenue attributable to the sale of Tenant Programs at our properties. Our Property Manager transferred its rights in such Tenant Program revenue to a joint venture, Strategic Storage TP Services 6 JV, LLC (the “TP Joint Venture”), a Delaware limited liability company owned 0.1% by Strategic Storage TRS VI, Inc., our subsidiary (“TRS”), and 99.9% by SmartStop TP 6, LLC (“SS TP 6”), a subsidiary of an affiliate of our Sponsor. Under the terms of the TP Joint Venture agreement, dated March 8, 2021, our TRS receives 0.1% of the net revenues generated from such Tenant Programs and SS TP 6 receives the other 99.9% of such net revenues. The TP Joint Venture further provides, among other things, that if a member or its affiliate terminates all or substantially all of the property management agreements or defaults in its material obligations under the TP Joint Venture agreement or undergoes a change of control (the “Triggering Member”), the other member generally shall have the right (but not the obligation) to either (i) sell all of its interest in the TP Joint Venture to the Triggering Member at fair market value (as agreed upon or as determined under an appraisal process) or (ii) purchase all of the Triggering Member’s interest in the TP Joint Venture at 95% of fair market value.

SmartStop Bridge Loan

During the fiscal year ending December 31, 2023, we through a wholly-owned subsidiary of our operating partnership, were party to a Bridge loan agreement (the “SmartStop Bridge Loan Agreement”) with SmartStop OP, an affiliate of our sponsor, for $15 million (the “SmartStop Bridge Loan”). We primarily used the SmartStop Bridge Loan to provide funding for our acquisition of certain properties. The SmartStop Bridge Loan required a commitment fee equal to 1% of the amount drawn at closing. The obligations of the Bridge Loan Borrower under the SmartStop Bridge Loan Agreement are unsecured. The loan has a variable interest rate equal to SOFR plus 3%. Pursuant to the SmartStop Bridge Loan Agreement, the amounts outstanding under the SmartStop Bridge Loan bear a floating rate equal to SOFR plus 3%. As of December 31, 2023, the interest rate on the SmartStop Bridge Loan was 8.38%. On December 8, 2023, we exercised the option to extend the maturity date for an additional year, through December 31, 2024. On January 1, 2024, the interest rate increased to SOFR plus 4.00%.

On June 28, 2024, we amended the SmartStop Bridge Loan to increase the maximum borrowing capacity to $25.0 million and extend the maturity date by one-year until December 31, 2025. On July 29, 2024, we drew $8.0 million pursuant to the SmartStop Bridge Loan. As of December 31, 2024, we had $2.0 million of available capacity on the SmartStop Bridge Loan.

As of December 31, 2024, the interest rate on the SmartStop Bridge Loan was 8.49%. Payments under the SmartStop Bridge Loan are interest-only and payable monthly. The SmartStop Bridge Loan may be prepaid either in whole or in part, at any time, without penalty or premium.

The SmartStop Bridge Loan contains customary affirmative and negative covenants, agreements, representations, warranties and borrowing conditions, and events of default.

Sponsor Funding Agreement

Pursuant to the Sponsor Funding Agreement, which was approved by a majority of our independent directors, beginning November 1, 2023, our Sponsor agreed to fund the payment of (i) the upfront 3% sales commission for the sale of Class Y shares, (ii) the upfront 3% dealer manager fee for the Class Y shares, and (iii) the estimated 1% organization and offering expenses for the sale of Class Y shares and Class Z shares. In the event total organization and offering expenses actually incurred exceed the estimated 1% organization and offering expenses for the sale of Class Y shares and Class Z shares, we will pay the difference between the total organization and offering expenses actually incurred and the estimated 1% organization and offering expenses funded by our Sponsor. In addition, our Sponsor has agreed to reimburse us in cash to cover the dilution from the one-time stock dividends described in this prospectus. The Sponsor Funding Agreement terminates upon termination of our Public Offering.

In consideration for our Sponsor providing the funding for the front-end sales load and the cash to cover the dilution from the stock dividends described above, our Operating Partnership shall issue a number of Series C Units to our Sponsor equal to the dollar amount of such funding divided by the then-current offering price (initially $9.30 per share and currently $10.00 per share) for the Class Y shares and Class Z shares sold in the Public Offering. Pursuant to the Sponsor Funding Agreement by and among us, our Operating Partnership, and our Sponsor, our Sponsor shall reimburse us monthly for the applicable front end sales load it agreed to fund, and our Operating Partnership shall issue the Series C Units on a monthly basis, upon such reimbursement.

In connection with the Sponsor Funding Agreement, we and our Operating Partnership entered into Amendment No. 3 to the Second Amended and Restated Limited Partnership Agreement of our Operating Partnership (“Amendment No. 3”) to establish Series C Subordinated Convertible Units of limited partnership interest in our Operating Partnership (the “Series C Units”). Amendment No. 3 sets forth the key terms of the Series C Units, which are summarized below:

No Distribution Rights, Liquidation Rights, or Profits Allocation: The Series C Units are not entitled to cash distributions, distributions upon liquidation, or the allocation of any profit or loss of our Operating Partnership unless and until the Series C Units are converted into Class A Units of limited partnership interest in our Operating Partnership (the “Class A Units”).

No Voting Rights: The Series C Units shall have no voting or consent rights. Notwithstanding the foregoing, the approval of the holders of Series C Units shall be required for any amendment to the rights and obligations of the Series C Units.

Conversion Into Class A Units: The Series C Units shall automatically convert into Class A Units on a one-to-one basis upon our disclosure of an estimated net asset value per share equal to at least $10.00 per share (the “Initial NAV Hurdle”) for each of the Class A, Class T, Class W, Class P, Class Y, and Class Z shares calculated net of the value of Series C Units to be converted for those Series C Units issued at or below the Initial

NAV Hurdle; provided, the Initial NAV Hurdle shall be increased to the new NAV (the “New NAV Hurdle”) for those Series C Units, if any, issued at an offering price in excess of $10.00 per share in the event that the NAV and resulting offering price are increased in the future as a result of calculating and reporting the NAV. For the avoidance of doubt, some or all of the Series C Units issued pursuant to the Initial NAV Hurdle may convert at the time of disclosing that the Initial NAV Hurdle has been met. In the event of an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) prior to such conversion, the Series C Units shall automatically convert into Class A Units on a one-to-one basis immediately prior to the closing of the extraordinary transaction if the transaction amount exceeds the Initial NAV Hurdle for each of the Class A, Class T, Class W, Class P, Class Y, and Class Z shares for those Series C Units issued at or below the Initial NAV Hurdle calculated net of the value of the Series C Units to be converted; provided, the transaction amount exceeds the New NAV Hurdle for each of the Class A, Class T, Class W, Class P, Class Y, and Class Z shares for those Series C Units issued at an offering price in excess of $10.00 per share in the event that the NAV and resulting offering price is increased in the future as a result of calculating and reporting the NAV. We have agreed to conduct a NAV in accordance with the requirements set forth in FINRA 15-02 (i.e., the first NAV must be conducted within 150 days following the second anniversary of commencement of our Public Offering and annually thereafter) and the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs issued in April 2013. On August 7, 2024, we declared an Estimated Per Share NAV of $10.00 calculated as of March 31, 2024 (the “Estimated Per Share NAV”). No Series C Units were converted to Class A Units as a result of this Estimated Per Share NAV being declared.

Special Allocation: Notwithstanding the allocation provisions of the Second Amended and Restated Limited Partnership Agreement of our Operating Partnership, liquidating gain first shall be allocated to our Sponsor with respect to its converted Series C Units to the extent attributable to the appreciation in the value of our Operating Partnership’s assets after the first date of issuance of the Series C Units. As a result of the special allocation, the Section 704(b) capital account attributable to the converted Series C Units shall be equal to the Section 704(b) capital account for each Class A Unit issued and outstanding as of the date of the conversion on a pro rata basis.

Rights upon Liquidation: Notwithstanding the provisions of the Second Amended and Restated Limited Partnership Agreement of our Operating Partnership governing distributions upon liquidation, if, after the conversion of any Series C Unit into a Class A Unit, the liquidating gain from a sale, exchange, merger, liquidation or other transaction is insufficient to cause the holder of the converted Series C Unit to receive an amount of cash or property (at minimum) equal to the liquidation right for the holders of Class A Units on a unit by unit basis, each such unit holder shall nevertheless receive an amount equal to the liquidation right for the holders of Class A Units on a unit by unit basis, for each converted Series C Unit (the “Series C Unit Liquidation Preference”). Upon the actual liquidation of our Operating Partnership, the cash payment of the Series C Unit Liquidation Preference shall be treated as (1) a liquidation distribution from our Operating Partnership to the extent of the section 704(b) capital account attributable to the converted Series C Units and (2) a guaranteed payment for U.S. federal income tax purposes for the excess of the Series C Unit Liquidation Preference in cash over the section 704(b) capital account balance of the holder of the Series C Unit for each such converted Series C Unit. For avoidance of doubt, the Series C Units are subject to all of the terms and conditions set forth in Amendment No. 3 prior to conversion and are not entitled to any liquidation right until conversion.

Transfer Rights: The Series C Units may be transferred to any affiliate without our consent.

Fees Paid to our Affiliates

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the years ended December 31, 2023 and 2024, as well as any related amounts payable as of December 31, 2023 and 2024:

	Year Ended December 31, 2023			Year Ended December 31, 2024
	Incurred	Paid	Payable	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$6,784,515	$3,586,399	$4,145,602	$12,220,370	$7,066,191	$9,299,781
Asset management fees	3,420,040	2,767,112	652,928	4,253,616	2,458,196	2,448,348
Property management fees	1,243,056	982,355	260,701	1,688,524	798,536	1,150,689
Transfer Agent expenses	319,426	326,613	—	—	—	—
Acquisition expenses(1)	710,892	179,263	535,303	589,216	146,146	978,373
Capitalized
Acquisition related(2)	5,589,549	6,001,574	339,435	113,259	452,694	—
Additional Paid-in Capital
Offering costs	5,610	5,610	—	—	—	—

Total	$18,073,088	$13,848,926	$5,933,969	$18,864,985	$10,921,763	13,877,191

(1)	Amounts include third party acquisition expenses paid by our Sponsor and reimbursed by the Company.
(2)	Amounts include acquisition fees paid to our Sponsor and third party earnest money deposits paid by our Sponsor and reimbursed by the Company.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON VIA WEBCAST OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.PROXY-DIRECT.COM OR VIA TELEPHONE AT (800) 337-3503.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

DETAILS REGARDING THE VIRTUAL ANNUAL MEETING

The annual meeting will be held online on Wednesday, June 25, 2025, at 9:00 a.m. (PDT), via live webcast. Stockholders of record as of March 31, 2024 will be able to attend, participate in, and vote at the annual meeting online by accessing meetnow.global/MNWN4VL and following the log in instructions below. Even if you plan to attend the annual meeting online, we recommend that you also authorize a proxy to vote your shares, as described herein, so that your vote will be counted if you decide not to attend the annual meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. (PDT). Online access to the audio webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for our stockholders to log in and test the computer audio system. We encourage our stockholders to access the annual meeting prior to the start time.

Log in Instructions. To attend the annual meeting, log in at meetnow.global/MNWN4VL. Stockholders will need their unique 14-digit control number, which appears on the front of your proxy card in the shaded box. In the event that you do not have a control number, please contact Computershare as soon as possible and no later than June 24, 2025, so that you can be provided with a control number and gain access to the annual meeting.

Submitting Questions at the Annual Meeting. As part of the annual meeting, stockholders will be able to submit questions during the meeting that are pertinent to the Company and the annual meeting matters, and, time permitting, we intend to answer such questions. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2026 annual meeting of stockholders and until his successor is elected and qualifies. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Stephen G. Muzzy

•	Alexander S. Vellandi

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 15-18.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person via webcast or by proxy. There is no cumulative voting in the election of our directors. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will have the same effect as a vote against the election of our directors.

Recommendation

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed for re-election as a director.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee of our board of directors has appointed BDO USA, P.C. to be our independent registered public accounting firm for the year ending December 31, 2025. Representatives of BDO USA, P.C. are expected to be present via webcast at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person via webcast or by proxy. Any shares present but not voted (whether by abstention, broker non-vote, or otherwise) will not count as votes cast on this proposal, and thus will have no effect on the result of the vote on this proposal. In the event this matter is not ratified by our stockholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary, Nicholas M. Look, at our offices no later than December 16, 2025 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If a stockholder desires to nominate a director or present a proposal at the 2026 annual meeting, whether or not the nomination or proposal is intended to be included in the 2026 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary, Nicholas M. Look, no earlier than November 16, 2025 and no later than December 16, 2025. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 26, 2026. Stockholders desiring to nominate a director or submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

PO Box 43131 Providence, RI 02940-3131	EVERY STOCKHOLDER’S VOTE IS IMPORTANT
VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VIRTUAL MEETING

at the following website

meetnow.global/MNWN4VL

on June 25, 2025 at 9:00 a.m. Pacific Time.

To Participate in the Virtual Meeting,

enter the 14-digit control number from

the shaded box on this card.

Please detach at perforation before mailing.

STRATEGIC STORAGE TRUST VI, INC.

PROXY FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2025

This proxy is solicited on behalf of the Strategic Storage Trust VI, Inc. Board of Directors.

The undersigned stockholder of Strategic Storage Trust VI, Inc., a Maryland corporation, hereby appoints Matt F. Lopez and Nicholas M. Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, for the 2025 Virtual Annual Meeting of Stockholders of Strategic Storage Trust VI, Inc., to be held on June 25, 2025 at 9:00 a.m. (PDT), and any and all adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all power possessed by the undersigned as if personally present. To participate in the Virtual Annual Meeting of Stockholders connect via webcast by visiting meetnow.global/MNWN4VL, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees in Item 1 and “FOR” Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Virtual Annual Meeting, including matters incident to its conduct.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

SST_34421_041525

PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

xxxxxxxxxxxxxx	code

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Strategic Storage Trust VI, Inc.

Virtual Annual Meeting of Stockholders to be held June 25, 2025.

The Annual Report and Proxy Statement for this meeting are available at:

https://www.proxy-direct.com/sma-34421

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

A	Proposals

1.	The election of three directors, each to serve until the 2026 annual meeting of stockholders and until his successor is elected and qualifies. Nominees:

		FOR	WITHHOLD		FOR	WITHHOLD		FOR	WITHHOLD
01.	H. Michael Schwartz	☐	☐	02. Stephen G. Muzzy	☐	☐	03. Alexander S. Vellandi	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

3.	The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

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